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PROXY                     THE INDUS GROUP, INC.                            PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                PROXY FOR 1997 SPECIAL MEETING OF SHAREHOLDERS

                                AUGUST 25,1997

        The undersigned shareholder(s) of The Indus Group, Inc., a California corporation, hereby acknowledges recept of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated August 12, 1997, and hereby appoints Robert W. Felton, Frank W. Siskowski and Edward R. Koepfler as Proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Special Meeting of Shareholders of The Indus Group, Inc. to be held on August 25, 1997 at 8:30 a.m., local time, at the corporate headquarters located at 60 Spear Street, San Francisco, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.


                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)


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                                                                [X] Please mark
                                                                    your votes
                                                                      as this


1. Proposal to approve and adopt the Agreement and Plan    FOR  AGAINST  ABSTAIN
of Merger and Reorganization, as amended, the Indus        [ ]    [ ]      [ ]
Merger Agreement and the Merger, which transaction provides for, among other things, the merger of Indus
Inc., a California corporation and a wholly-owned subsidiary of Indus International, Inc. ("Indus
International"), with and into The Indus Group, Inc.
("Indus"), with the result that Indus will become a wholly-owned subsidiary of Indus International;
the conversion of each outstanding share of Common
Stock of Indus, par value $0.0001 per share, into one share of Common Stock of Indus International ("Indus
International Common Stock"); and the conversion of all outstanding options to purchase an equivalent number of shares of Indus International Common Stock, all as described in the accompanying Joint Proxy Statement/Prospectus.


I PLAN TO ATTEND THE MEETING [ ]         THE SHARES REPRESENTED BY THIS PROXY
                                         WILL BE VOTED IN ACCORDANCE WITH THE
                                         SPECIFICATIONS MADE. IF NO
                                         SPECIFICATION IS MADE, THE SHARES
                                         REPRESENTED BY THIS PROXY WILL BE VOTED
                                         FOR EACH OF THE ABOVE PERSONS AND
                                         PROPOSALS, AND FOR SUCH OTHER MATTERS
                                         AS MAY PROPERLY COME BEFORE THE MEETING
                                         AS THE PROXY HOLDERS DEEM ADVISABLE.



SIGNATURE(S)_______________________________________   DATED _____________, 1997
(THIS PROXY SHOULD BE MARKED, DATED, AND SIGNED BY EACH SHAREHOLDER EXACTLY AS SUCH SHAREHOLDER'S NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. A CORPORATION IS REQUESTED TO SIGN ITS NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER, WITH THE OFFICE HELD DESIGNATED. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH HOLDERS SHOULD SIGN.)
TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE
               THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.